UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA Technologies Files Preliminary Proxy Statement in Connection with 2020 Annual Meeting of Shareholders

Recommends Shareholders Vote to Opt out of Pennsylvania Anti-Takeover Statutes

Announces Non-Binding Shareholder Vote on Disgorgement of Any Future Hudson Executive Capital Realized Profits

Announces Expiration of Shareholder Rights Plan at Annual Meeting

MALVERN, Pa. – (March 5, 2020) – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today filed its preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) which is scheduled to be held on April 30, 2020.

As previously announced and as detailed in its preliminary proxy statement filed today, the USAT slate of director nominees will comprise 10 individuals, nine of whom would serve as independent directors and eight of whom will have been appointed since April 2019. Specifically, the USAT slate is comprised of Donald W. Layden Jr., Lisa P. Baird, Kelly Ann Kay, Robert L. Metzger, Patricia A. Oelrich, Ellen Richey, Sunil Sabharwal, William J. Schoch, Anne M. Smalling and Ingrid S. Stafford. Ms. Baird, Ms. Richey and Ms. Smalling are also nominees named as part of the proxy solicitation commenced by Hudson Executive Capital (“HEC”), one of the Company’s shareholders, and Ms. Kay and Mr. Sabharwal are nominees who were appointed to the Board in February 2020. In addition to the election of directors, USAT shareholders will vote on other matters including the ratification of the Company’s auditors and executive compensation.

Consistent with its ongoing efforts to enhance USAT’s corporate governance, the Company will put forth the following proposals to be voted on at the Annual Meeting:

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The Board will recommend and put to a vote that USAT opt out of two Pennsylvania anti-takeover statutes: Subchapter E (Control Transactions) and Subchapter F (Business Combination with Interested Shareholder) of Chapter 25 of the Pennsylvania Business Corporation Law;

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The Board will put to a non-binding advisory vote as to whether shareholders wish the Company to directly prosecute any claims it may have in the future against HEC for disgorgement of profits it may realize in disposing of any USAT shares during the 18-month period beginning November 2019. Shareholders can still bring any claim by or on behalf of the Company if USAT declines to directly prosecute them. As previously announced, USAT believes that, in November 2019, HEC triggered the 18-month disgorgement period as defined by Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law.

The Company also announced that its short-duration shareholders’ rights plan, which was adopted in October 2019, will automatically expire at the time of the Annual Meeting.

Mr. Layden, USA Technologies’ President and Chief Executive Officer, said, “Board refreshment has been a priority, and we have recommended a slate of highly-qualified director nominees who will be able to make important collective and individual contributions to the ongoing work to restore USAT to sustained, profitable growth. Three of the nominees named in our proxy materials are individuals also identified by HEC, and we therefore hope that HEC will act in the best interests of all shareholders by calling off its unnecessary proxy contest. USAT is committed to ensuring we have best-in-class governance and will continue to act with shareholders’ best interests in mind.”

The Company noted that, consistent with correspondence delivered to HEC in November, 2019, we believe that, if shareholder proxies are delivered to HEC, shareholders may be in a position to demand that HEC acquire their shares for “fair value” under provisions of Subchapter E of the Pennsylvania Business Corporation law. This is in addition to the disgorgement statute that we believe HEC has already triggered (Subchapter H). We advise shareholders to review our preliminary solicitation materials that were filed today, as HEC only made passing reference in its proxy statement to Subchapter E, without providing substantive disclosure to shareholders they were soliciting about the consequences of such statute on HEC’s solicitation. Any amendment to USAT’s charter to opt out of Subchapter E will be completed in a way that does not impair any shareholder right against HEC that may vest at or prior to the annual meeting.

The preliminary proxy materials can be found on the Investors page of the Company’s website. The Company’s definitive proxy materials will be mailed to all shareholders eligible to vote at the Annual Meeting.

About USA Technologies, Inc.
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Important Additional Information

On March 5, 2019, USA Technologies, Inc. (“USAT”) filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2020 annual meeting of shareholders (the “Preliminary Proxy Statement”). Shareholders are strongly advised to read the Preliminary Proxy Statement and definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it contains important information. Shareholders will be able to obtain copies of such documents filed by USAT with the SEC in connection with its 2020 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

USAT, its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with USAT’s 2020 annual meeting of shareholders. Shareholders may obtain information regarding USAT’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2020 annual meeting of shareholders, including their respective interests by security holdings or otherwise, in the Preliminary Proxy Statement. Such document may be obtained free of charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the resolution of any action that may be brought by or on behalf of USAT related to or arising out of Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law; the resolution of any action that may be brought by a USAT shareholder under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.
Source: USA Technologies, Inc.

Investors:
Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449